Exhibit 99.1

ENERGY TRANSFER ANNOUNCES PRICING OF SECONDARY PUBLIC OFFERING OF COMMON UNITS

SELLING UNITHOLDERS WILL RECEIVE ALL PROCEEDS OF OFFERING

August 9, 2024

DALLAS, Texas—Energy Transfer LP (“Energy Transfer” or the “Partnership”) (NYSE: ET) today announced the pricing of an underwritten secondary public offering of an aggregate of 38,755,996 of its common units representing limited partner interests (the “common units”), at a price to the public of $15.78 per unit, by WTG Midstream LLC and an affiliate of Stonepeak (the “Selling Unitholders”).

The Selling Unitholders will receive all proceeds from the offering. Energy Transfer will not sell any common units in the offering and will not receive any proceeds therefrom. Certain officers and directors of the Partnership’s general partner, LE GP, LLC (such officers and directors, “affiliated purchasers”), have agreed to purchase an aggregate of 3,040,000 common units at the price per common unit paid by the underwriter to the Selling Unitholders. The underwriter will not receive any underwriting discounts or commissions under this offering for sales of common units to the affiliated purchasers.

Barclays is serving as the underwriter for the offering. The offering is expected to close on August 12, 2024, subject to customary closing conditions.

The offering is being made pursuant to a registration statement previously filed by the Partnership with the U.S. Securities and Exchange Commission (the “SEC”) that was declared effective on July 31, 2024.

The offering is being made only by means of a prospectus and prospectus supplement that meet the requirements under the Securities Act of 1933, as amended (the “Securities Act”). Copies of the preliminary prospectus supplement and accompanying base prospectus and final prospectus supplement, when available, may be obtained from: Barclays Capital Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, or by email at Barclaysprospectus@broadridge.com; or by accessing the SEC’s website at www.sec.gov.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy common units or any other securities, nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful without registration or qualification under the securities laws of any such state or jurisdiction.

About Energy Transfer

Energy Transfer LP (NYSE: ET) owns and operates one of the largest and most diversified portfolios of energy assets in the United States, with more than 130,000 miles of pipeline and associated energy infrastructure. Energy Transfer’s strategic network spans 44 states with assets in all of the major U.S. production basins. Energy Transfer is a publicly traded limited partnership with core operations that include complementary natural gas midstream, intrastate and interstate transportation and storage assets; crude oil, natural gas liquids (“NGL”) and refined product transportation and terminalling assets; and NGL fractionation. Energy Transfer also owns Lake Charles LNG Company, as well as the general partner interests, the incentive distribution rights and approximately 21% of the outstanding common units of Sunoco LP (NYSE: SUN), and the general partner interests and approximately 39% of the outstanding common units of USA Compression Partners, LP (NYSE: USAC).

Forward-Looking Statements

This news release may include certain statements concerning expectations for the future that are forward-looking statements as defined by federal law. In some cases, forward-looking statements can be identified by words such as “anticipates,” “believes,” “intends,” “projects,” “plans,” “expects,” “continues,” “estimates,” “goals,” “forecasts,” “may,” “will” and other similar expressions. Each forward-looking statement made by us is based only on information currently available to us and speaks only as of the date on which it is made. Such forward-looking statements are subject to a variety of known and unknown risks, uncertainties, and other factors that are difficult to predict, many of which are beyond management’s control. You should not place undue reliance on forward-looking statements. An extensive list of factors that may affect future results, including future distribution levels, are discussed in the Partnership’s Annual Report on Form 10-K and other documents filed from time to time with the Securities and Exchange Commission. The Partnership undertakes no obligation to update or revise any forward-looking statement to reflect new information or events.

Investor Relations:

Bill Baerg

Brent Ratliff

Lyndsay Hannah

214-981-0795

Media Relations:

Vicki Granado

214-840-5820